Exhibit 99

Contact:	Gary Thompson - Media	Jacqueline Beato - Investors
	Caesars Entertainment Corporation	Caesars Entertainment Corporation
	(702) 407-6529	(702) 407-6131

Caesars Entertainment Reports 2012 First-Quarter Results

LAS VEGAS - May 1, 2012 - Caesars Entertainment Corporation (NASDAQ: CZR) today reported the following financial results for the quarter ended March 31, 2012:

•	Net revenues increased 4.3% for the quarter

•	Las Vegas, Louisiana/Mississippi, international and online operations drove gains

•	Four first-quarter transactions helped strengthen financial position

The table below highlights certain GAAP and non-GAAP financial measures:

	Quarter Ended March 31,		Percent Favorable/ (Unfavorable)
(Dollars in millions, except per share data)	2012	2011
Net revenues	$2,271.9	$2,179.0	4.3%
Income from operations	75.5	213.5	(64.6)%
Net loss attributable to Caesars	(280.6)	(147.5)	(90.2)%
Diluted loss per share (1)	(2.24)	(1.18)	(89.8)%
Property EBITDA (2)	556.6	484.9	14.8%
Adjusted EBITDA (3)	520.7	469.0	11.0%

See footnotes following Caesars Entertainment Operating Company, Inc. results later in this release.

Management Commentary

“We saw strong performance in our core business in the first quarter, driven primarily by gains in Las Vegas and in our online businesses,” said Gary Loveman, chairman, president and chief executive officer of Caesars Entertainment. “We continued to make progress on expanding our distribution network both on land and online, on leveraging our scale to drive efficiency and growth and on further strengthening our financial position.

“In Las Vegas, business from international visitors continued to drive growth in gaming revenues, as visitation to the city increased in February for the 24th consecutive month and the macro-economic environment continued to show signs of improvement,” Loveman said. “To attract new members, we re-launched an enhanced Total Rewards with a free four-city concert tour that was followed by double-digit increases in online traffic and bookings at Caesars.com in March.

“Our domestic development efforts continued to advance, and we are looking forward to the planned opening in just two weeks of Horseshoe Cleveland, the first casino in Ohio and the first in our partnership with Rock Gaming,” Loveman said. “The opening of this property is an important milestone for our efforts to expand our domestic footprint and develop new customer relationships.

“We continued to strengthen our financial position, completing four transactions in the first quarter that have collectively added public equity and extended debt maturities,” Loveman said. “In April, we announced plans to issue up to 10 million shares of common stock from time to time, which will help us continue to reduce debt and invest in growth opportunities.”

Financial Results

Net revenues for the first quarter of 2012 were $2,271.9 million, up $92.9 million, or 4.3%, from the year-earlier period. The increase in net revenues was due mainly to higher revenues in the Las Vegas and Louisiana/Mississippi regions, and from the Company’s international and online businesses, including revenues related to Playtika, which was acquired during 2011, partially offset by a decline in net revenues in the Atlantic City region.

For the first quarter of 2012, income from operations decreased $138.0 million, or 64.6%, to $75.5 million from $213.5 million in the year-ago first quarter, mainly due to a $172.0 million charge in the first quarter of 2012, of which $167.5 million is a non-cash impairment, related to a previously halted development project in Biloxi, Mississippi. This decrease was partially offset by the income impact of higher revenues, a decrease of approximately $17 million in property tax expense related to the negotiation of a favorable Atlantic City property tax settlement in the first quarter 2012, and other cost reductions achieved as part of Project Renewal. Additionally, first quarter 2012 results include the recovery of business interruption insurance proceeds of approximately $7 million reflecting lost profits associated with temporary closures of three properties in Tunica, Mississippi in the first half of 2011, as a result of flooding.

Net loss attributable to Caesars for the first quarter of 2012 was $280.6 million, up $133.1 million, or 90.2%, from the first quarter of 2011. Higher net losses in the first quarter of 2012 reflect the decrease in income from operations and higher interest expense, partially offset by increased gains on early extinguishments of debt. See “Other Items” below for further discussion of the Company’s interest expense and early extinguishments of debt.

Performance Metrics

The Company measures its performance in part through tracking of trips by rated customers, which means a customer whose gaming activity is tracked through its Total Rewards customer-loyalty system (“trips”), and by spend per rated customer trip (“spend per trip”).

The following table reflects the percentage increase/(decrease) in trips and spend per trip for the U.S. regions for the first quarter of 2012 compared with the same period in 2011.

	Trips	Spend per Trip
Consolidated Caesars	1.4%	(1.0)%
Las Vegas region	5.9%	(1.7)%
Atlantic City region:
Lodgers	(3.2)%	(1.3)%
Non-lodgers	1.4%	1.7%
All other regions	0.8%	(2.1)%

On a consolidated basis, trips in the first quarter of 2012 increased 1.4% from 2011 due mainly to increased trips in Las Vegas and Atlantic City’s non-lodger segment, partially offset by trip declines in Atlantic City’s lodger segment. Trip increases are attributable to the Company’s enterprise-wide cross-marketing initiatives

On a consolidated basis, cash average daily room rates remained flat at $92 in the first quarter of 2012 compared to the first quarter of 2011. Total occupancy percentage also remained flat in the first quarter 2012.

Results by Region

To provide more meaningful information than would be possible on either a consolidated basis or an individual property basis, the Company’s casino properties have been grouped into seven regions. Operating results for each of the regions are provided below.

Las Vegas Region

Las Vegas Region properties include Bally’s Las Vegas, Bill’s Gamblin’ Hall & Saloon, Caesars Palace, Flamingo Las Vegas, Harrah’s Las Vegas, Imperial Palace, Paris, Planet Hollywood, and Rio.

	Quarter Ended March 31,		Percent Favorable/ (Unfavorable)
(Dollars in millions)	2012	2011
Net revenues	$771.6	$726.4	6.2%
Income from operations	120.1	112.7	6.6%
Property EBITDA (2)	211.3	193.4	9.3%

Despite a decrease in spend per trip, net revenues in the Las Vegas region increased $45.2 million, or 6.2%, in the first quarter of 2012 from 2011, primarily due to continued strength in the international, high-end gaming segment and to the January 2012 opening to the public of the 662-room Octavius Tower at Caesars Palace. Hotel revenues in the region increased 5.2%, cash average daily room rates increased 1.0% to $95 from $94 and total occupancy percentages decreased 0.7 percentage points for the first quarter of 2012 from 2011. Income from operations increased $7.4 million, or 6.6%, for the first quarter of 2012, due to the income impact of increased revenues, partially offset by an increase in depreciation expense mainly associated with the opening of Octavius Tower. Property EBITDA for the first quarter of 2012 was $211.3 million, a 9.3% increase from $193.4 million for the same period in 2011, mainly resulting from the income impact of increased revenues in the region.

Atlantic City Region

Atlantic City region properties include Bally’s Atlantic City, Caesars Atlantic City, Harrah’s Atlantic City, Harrah’s Chester, and Showboat Atlantic City.

	Quarter Ended March 31,		Percent Favorable/ (Unfavorable)
(Dollars in millions)	2012	2011
Net revenues	$432.5	$449.3	(3.7)%
Income from operations	18.8	19.4	(3.1)%
Property EBITDA (2)	69.9	66.5	5.1%

Net revenues in the Atlantic City region were down $16.8 million, or 3.7%, in the first quarter of 2012 from 2011, as a decline in casino revenues more than offset increases in non-gaming revenues. Trips and spend per trip by lodgers decreased while trips and spend per trip increased for non-lodgers. Income from operations was slightly lower in the first quarter of 2012 compared to 2011 mainly due to the income impact of lower revenues and higher write-downs, reserves, and project opening costs, net of recoveries. These decreases to income from operations were mostly offset by a decrease in property tax expense of approximately $17 million related to the negotiation of a favorable property tax settlement in the first quarter of 2012. Property EBITDA increased in the first quarter 2012 from 2011 as a result of reduced property operating expenses, including the property tax settlement, which more than offset the income impact of lower revenues.

Louisiana/Mississippi Region

Louisiana/Mississippi region properties include Grand Casino Biloxi, Harrah’s New Orleans, Harrah’s Tunica, Horseshoe Bossier City, Horseshoe Tunica, Louisiana Downs, and Tunica Roadhouse.

	Quarter Ended March 31,		Percent Favorable/ (Unfavorable)
(Dollars in millions)	2012	2011
Net revenues	$303.4	$286.1	6.0%
(Loss)/income from operations	(121.0)	33.7	*
Property EBITDA (2)	77.1	60.4	27.6%

*	Not meaningful.

Net revenues in the Louisiana/Mississippi region increased $17.3 million, or 6.0%, in the first quarter 2012 from 2011, primarily due to an increase in casino revenues. Trips rose in the first quarter 2012 from 2011 while spend per trip declined slightly. Loss from operations was $121.0 million in the first quarter of 2012 compared to income from operations of $33.7 million in 2011. This change was mainly due to a $172.0 million charge in the first quarter of 2012, of which $167.5 million is a non-cash impairment, related to a previously halted development project in Biloxi, Mississippi, partially offset by increased revenues and reduced property operating expenses. Additionally, first quarter 2012 results include the recovery of business interruption insurance proceeds of approximately $7 million reflecting lost profits associated with temporary closures of three properties in Tunica, Mississippi in the first half of 2011, as a result of flooding. Property EBITDA increased $16.7 million, or 27.6%, in the first quarter 2012 due to increased revenues and reduced operating expenses.

Iowa/Missouri Region

Iowa/Missouri region properties include Harrah’s Council Bluffs, Harrah’s North Kansas City, Harrah’s St. Louis, and Horseshoe Council Bluffs.

	Quarter Ended March 31,		Percent Favorable/ (Unfavorable)
(Dollars in millions)	2012	2011
Net revenues	$182.2	$177.4	2.7%
Income from operations	46.7	43.9	6.4%
Property EBITDA (2)	58.7	56.3	4.3%

Net revenues in the Iowa/Missouri region increased $4.8 million, or 2.7%, for the first quarter of 2012 from 2011, due to increases in both trips and spend per trip. Income from operations increased $2.8 million, or 6.4%, and Property EBITDA increased $2.4 million, or 4.3%, for the quarter, due mainly to the income impact of higher revenues in the region.

Illinois/Indiana Region

Illinois/Indiana region properties include Harrah’s Joliet, Harrah’s Metropolis, Horseshoe Hammond, and Horseshoe Southern Indiana.

	Quarter Ended March 31,		Percent Favorable/ (Unfavorable)
(Dollars in millions)	2012	2011
Net revenues	$273.1	$277.1	(1.4)%
Income from operations	38.2	39.1	(2.3)%
Property EBITDA (2)	57.7	59.4	(2.9)%

Net revenues in the Illinois/Indiana region decreased $4.0 million, or 1.4% , in the first quarter of 2012 from 2011, due to the impact of both reduced access to one of the Company’s properties resulting from a bridge closure beginning in the first week of September 2011 that reopened in February 2012, and new competition in the region. Income from operations for the first quarter of 2012 decreased $0.9 million, or 2.3%, from the same period of the prior year, and Property EBITDA decreased $1.7 million, or 2.9%, in the first quarter of 2012 compared to 2011, due mainly to the impact of lower net revenues.

Other Nevada Region

Other Nevada Region properties include Harrah’s Lake Tahoe, Harrah’s Laughlin, Harrah’s Reno, and Harveys Lake Tahoe.

	Quarter Ended March 31,		Percent Favorable/ (Unfavorable)
(Dollars in millions)	2012	2011
Net revenues	$100.7	$105.6	(4.6)%
Income from operations	5.7	7.2	(20.8)%
Property EBITDA (2)	16.8	18.1	(7.2)%

Net revenues decreased $4.9 million, or 4.6%, due mainly to a decrease in spend per trip. Income from operations and Property EBITDA in the first quarter of 2012 were negatively impacted by the decline in revenues when compared to the first quarter of 2011.

Managed, International, and Other

Managed, International, and Other results include the Company’s three Managed, Indian-owned casinos and Thistledown Racetrack, the results of its International properties, and Other. Other includes the results of Caesars Interactive Entertainment (“CIE”) and its wholly-owned subsidiary, Playtika Ltd., a social media and mobile gaming business, since May 2011 when CIE acquired a controlling interest.

	Quarter Ended March 31,		Percent Favorable/ (Unfavorable)
(Dollars in millions)	2012	2011
Net revenues
Managed	$11.0	$10.5	4.8%
International	132.7	126.0	5.3%
Other	64.7	20.6	214.1%

Total net revenues	$208.4	$157.1	32.7%

(Loss)/income from operations
Managed	$2.0	$1.0	100.0%
International	16.9	18.4	(8.2)%
Other	(51.9)	(61.9)	16.2%

Total loss from operations	$(33.0)	$(42.5)	22.4%

Net revenues in Managed, International, and Other increased $51.3 million, or 32.7%, in the first quarter of 2012 from 2011, due mainly to increases in spend per trip at the Company’s London Clubs properties and the addition of revenues from the 2011 acquisition of Playtika. Loss from operations decreased $9.5 million, or 22.4%, in the first quarter of 2012 from 2011, due mainly to the results of the Company’s growing online businesses, partially offset by increased corporate expenses. Corporate expense for the first quarter 2012 increased $17.9 million, or 52.2%, from the same period of 2011 due primarily to the consolidation of certain functions at corporate as a result of Project Renewal, including the implementation of a corporate shared-services organization, and increased stock-based compensation expense.

Other Items

Interest expense, net of interest capitalized, increased by $88.6 million, or 18.7%, for the first quarter of 2012 from the same period in 2011, due primarily to mark-to-market adjustments on interest rate swaps that are no longer designated for hedge accounting, higher debt balances compared to the year-ago quarter, and the write off of deferred financing costs and debt discounts associated with debt transactions completed in the first quarter of 2012. Interest expense is reported net of interest capitalized of $8.8 million and $0.5 million for the first quarter of 2012 and 2011, respectively. Interest capitalized in the first quarter of 2012 was primarily related to the Linq project in Las Vegas.

During the first quarter of 2012, the Company recognized a gain on early extinguishments of debt of $45.8 million, net of deferred financing costs, due to the purchase of $118.7 million face value of CMBS Loans for $71.7 million. During the first quarter of 2011, the Company recognized a gain on early extinguishments of debt of $33.2 million, net of deferred financing costs, due to the purchase of $108.1 million face value of CMBS Loans for $73.5 million.

Caesars Entertainment has undertaken comprehensive cost-reduction efforts to right size expenses with business levels through its implementation of “Project Renewal,” an initiative designed to reinvent certain aspects of the Company’s functional and operating units to gain significant further cost reductions and streamline its operations. As a part of Project Renewal, the Company designed a shared-services organization that will enable more efficient decision making and sharing of best practices. Caesars anticipates that the Company will have a permanently lower cost structure and will benefit from greater concentration of specified talent and quicker decision making. The Company estimates that Project Renewal and previous cost-savings programs produced $42.0 million in incremental cost savings for the first quarter of 2012, when compared to the same period of 2011. Additionally, as of March 31, 2012, the Company estimates that, once fully implemented, these cost-savings programs will produce additional annual cost savings of $188.6 million.

Caesars Entertainment Operating Company, Inc. Results

As a substantial portion of the debt of Caesars Entertainment’s consolidated group is issued by Caesars Entertainment Operating Company, Inc. (“CEOC”), the Company believes it is meaningful to also provide information on the results of operations of CEOC. Results for CEOC are summarized below. CEOC’s Summary of Operations, Supplemental Information, and Reconciliation of Net Loss Attributable to CEOC to Adjusted EBITDA, LTM Adjusted EBITDA-Pro Forma, and LTM Adjusted EBITDA-Pro Forma - CEOC Restricted, can be found at the end of this press release.

	Quarter Ended March 31,		Percent Favorable/ (Unfavorable)
(Dollars in millions)	2012	2011
Net revenues	$1,742.0	$1,708.1	2.0%
Income from operations	24.4	186.1	(86.9)%
Net loss attributable to CEOC	(328.9)	(173.4)	(89.7)%
Property EBITDA (2)	437.8	394.8	10.9%
Adjusted EBITDA (3)	401.1	378.3	6.0%

(1)	On February 8, 2012, the Company effected a 1.742-for-one split of our common stock. All applicable per-share data presented herein has been retroactively adjusted to give effect to this stock split.
(2)

Property EBITDA is a non-GAAP measure that is defined and reconciled to its most comparable GAAP measure later in this release. Property EBITDA is included because the Company’s management uses Property EBITDA to measure performance and allocate resources, and believes that Property EBITDA provides investors with additional information consistent with that used by management.

(3)

Adjusted EBITDA is a non-GAAP financial measure that is defined and reconciled to its most comparable GAAP measure later in this release. Adjusted EBITDA does not include the pro forma effect of adjustments related to properties and yet-to-be-realized cost savings from the Company’s profitability improvement programs.

Caesars Entertainment will host a conference call today, May 1, 2012 at 2 p.m. Pacific Time to review its first quarter results. The call will be accessible in the Investor Relations section of www.caesars.com.

If you would like to ask questions and be an active participant in the call, you should dial (877) 637-3723, or (832) 412-1752 for international callers, and enter Conference ID 72480958 approximately 10 minutes before the call start time. A recording of the live call will be available on our website for 90 days after the event.

* * * * *

Caesars Entertainment is the world’s most diversified casino-entertainment company. Since its beginning in Reno, Nevada, more than 74 years ago, Caesars has grown through development of new resorts, expansions, and acquisitions, and now operates casinos on four continents. The company’s resorts operate primarily under the Caesars®, Harrah’s®, and Horseshoe® brand names. Caesars also owns the World Series of Poker® and the London Clubs International family of casinos. Caesars Entertainment is focused on building loyalty and value with its guests through a unique combination of great service, excellent products, unsurpassed distribution, operational excellence, and technology leadership. Caesars Entertainment is committed to environmental sustainability and energy conservation and recognize the importance of being a responsible steward of the environment. For more information, please visit www.caesars.com.

This release includes “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. You can identify these statements by the fact that they do not relate strictly to historical or current facts. These statements contain words such as “may,” “will,” “project,” “might,” “expect,” “believe,” “anticipate,” “intend,” “could,” “would,” “estimate,” “continue,” “pursue,” or the negative or other variations thereof or comparable terminology. In particular, they include statements relating to, among other things, future actions, new projects, strategies, future performance, the outcomes of contingencies, and future financial results of Caesars. These forward-looking statements are based on current expectations and projections about future events.

Investors are cautioned that forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties that cannot be predicted or quantified, and, consequently, the actual performance of Caesars may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to, the following factors, as well as other factors described from time to time in our reports filed with the Securities and Exchange Commission (including the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained therein):

•	the impact of the Company’s significant indebtedness;

•	the impact, if any, of unfunded pension benefits under multi-employer pension plans;

•	the effects of local and national economic, credit, and capital market conditions on the economy, in general, and on the gaming industry, in particular;

•

construction factors, including delays, increased costs of labor and materials, availability of labor and materials, zoning issues, environmental restrictions, soil and water conditions, weather and other hazards, site access matters, and building permit issues;

•	the effects of environmental and structural building conditions relating to the Company’s properties;

•	the ability to timely and cost-effectively integrate companies that the Company acquires into its operations;

•	the ability to realize the expense reductions from cost savings programs;

•	access to available and reasonable financing on a timely basis;

•

changes in laws, including increased tax rates, smoking bans, regulations or accounting standards, third-party relations and approvals, and decisions, disciplines, and fines of courts, regulators, and governmental bodies;

•	litigation outcomes and judicial and governmental body actions, including gaming legislative action, referenda, regulatory disciplinary actions, and fines and taxation;

•	the ability of the Company’s customer-tracking, customer loyalty, and yield-management programs to continue to increase customer loyalty and same-store or hotel sales;

•	the ability to recoup costs of capital investments through higher revenues;

•	acts of war or terrorist incidents, severe weather conditions, uprisings, or natural disasters;

•	access to insurance on reasonable terms for the Company’s assets;

•	abnormal gaming holds (“gaming hold” is the amount of money that is retained by the casino from wagers by customers);

•	the potential difficulties in employee retention and recruitment as a result of the Company’s substantial indebtedness or any other factor; and

•	the effects of competition, including locations of competitors and operating and market competition.

Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made. Caesars disclaims any obligation to update the forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated or, if no date is stated, as of the date of this press release.

CAESARS ENTERTAINMENT CORPORATION

CONSOLIDATED SUMMARY OF OPERATIONS

(UNAUDITED)

	Quarter Ended March 31,
(Dollars in millions, except per share data)	2012	2011
Net revenues	$2,271.9	$2,179.0
Property operating expenses	(1,715.3)	(1,694.1)
Depreciation and amortization	(188.3)	(177.0)
Write-downs, reserves, and project opening costs, net of recoveries	(190.2)	(18.5)
(Loss)/income on interests in non-consolidated affiliates	(7.1)	0.3
Corporate expense	(52.2)	(34.3)
Acquisition and integration costs	(0.1)	(2.6)
Amortization of intangible assets	(43.2)	(39.3)

Income from operations	75.5	213.5
Interest expense, net of interest capitalized	(562.0)	(473.4)
Gains on early extinguishments of debt	45.8	33.2
Other income, including interest income	8.2	3.5

Loss before income taxes	(432.5)	(223.2)
Benefit for income taxes	151.4	78.4

Net loss	(281.1)	(144.8)
Less: net loss/(income) attributable to non-controlling interests	0.5	(2.7)

Net loss attributable to Caesars	$(280.6)	$(147.5)

Loss per share - basic and diluted	$(2.24)	$(1.18)

CAESARS ENTERTAINMENT CORPORATION

CONSOLIDATED SUMMARY BALANCE SHEETS

(UNAUDITED)

(Dollars in millions)	March 31, 2012	December 31, 2011
Assets
Current assets
Cash and cash equivalents	$1,134.9	$904.6
Other current assets	968.1	932.6

Total current assets	2,103.0	1,837.2
Property and equipment, net	17,001.8	17,266.0
Goodwill and other intangible assets	8,078.2	8,120.7
Restricted cash	388.6	451.1
Other long-term assets	838.1	840.6

	$28,409.7	$28,515.6

Liabilities and Stockholders’ Equity
Current liabilities
Other current liabilities	$1,688.5	$1,562.4
Current portion of long-term debt	100.5	40.4

Total current liabilities	1,789.0	1,602.8
Long-term debt	19,791.3	19,759.5
Other long-term liabilities	5,980.2	6,099.9

	27,560.5	27,462.2

Total Caesars stockholders’ equity	763.1	1,006.7
Non-controlling interests	86.1	46.7

Total equity	849.2	1,053.4

	$28,409.7	$28,515.6

CAESARS ENTERTAINMENT CORPORATION

SUPPLEMENTAL INFORMATION

RECONCILIATION OF NET LOSS ATTRIBUTABLE TO CAESARS ENTERTAINMENT CORPORATION

TO PROPERTY EBITDA

(UNAUDITED)

Property EBITDA is presented as a supplemental measure of the Company’s performance. Property EBITDA is defined as revenues less property operating expenses and is comprised of net income/(loss) before (i) interest expense, net of interest capitalized and interest income, (ii) (benefit)/provision for income taxes, (iii) depreciation and amortization, (iv) corporate expenses, and (v) certain items that the Company does not consider indicative of its ongoing operating performance at an operating property level. In evaluating Property EBITDA you should be aware that, in the future, the Company may incur expenses that are the same or similar to some of the adjustments in this presentation. The presentation of Property EBITDA should not be construed as an inference that future results will be unaffected by unusual or unexpected items.

Property EBITDA is a non-GAAP financial measure commonly used in the Company’s industry and should not be construed as an alternative to net income/(loss) as an indicator of operating performance or as an alternative to cash flow provided by operating activities as a measure of liquidity (as determined in accordance with GAAP). Property EBITDA may not be comparable to similarly titled measures reported by other companies within the industry. Property EBITDA is included because management uses Property EBITDA to measure performance and allocate resources, and believes that Property EBITDA provides investors with additional information consistent with that used by management.

The following tables reconcile net loss attributable to Caesars to Property EBITDA for the periods indicated.

	Quarter Ended March 31, 2012
(Dollars in millions)	Las Vegas Region	Atlantic City Region	Louisiana/ Mississippi Region	Iowa/ Missouri Region	Illinois/ Indiana Region	Other Nevada Region	Managed, Int’l and Other	Total
Net loss attributable to Caesars								$(280.6)
Net loss attributable to non-controlling interests								(0.5)

Net loss								(281.1)
Benefit for income taxes								(151.4)

Loss before income taxes								(432.5)
Other income, including interest income								(8.2)
Gains on early extinguishments of debt								(45.8)
Interest expense, net of interest capitalized								562.0

Income/(loss) from operations	$120.1	$18.8	$(121.0)	$46.7	$38.2	$5.7	$(33.0)	75.5
Depreciation and amortization	69.3	44.6	18.7	12.0	18.9	7.1	17.7	188.3
Amortization of intangible assets	19.0	4.0	5.5	—	0.3	3.5	10.9	43.2
Write-downs, reserves, and project opening costs, net of recoveries	3.6	1.9	173.9	—	0.3	0.6	9.9	190.2
Acquisition and integration costs	—	—	—	—	—	—	0.1	0.1
(Income)/loss on interests in non-consolidated affiliates	(0.8)	0.6	(0.1)	—	—	—	7.4	7.1
Corporate expense	—	—	—	—	—	—	52.2	52.2

Property EBITDA	$211.3	$69.9	$77.1	$58.7	$57.7	$16.8	$65.1	$556.6

CAESARS ENTERTAINMENT CORPORATION

SUPPLEMENTAL INFORMATION

RECONCILIATION OF NET LOSS ATTRIBUTABLE TO CAESARS ENTERTAINMENT CORPORATION

TO PROPERTY EBITDA

(UNAUDITED)

	Quarter Ended March 31, 2011
(Dollars in millions)	Las Vegas Region	Atlantic City Region	Louisiana/ Mississippi Region	Iowa/ Missouri Region	Illinois/ Indiana Region	Other Nevada Region	Managed, Int’l and Other	Total
Net loss attributable to Caesars								$(147.5)
Net income attributable to non-controlling interests								2.7

Net loss								(144.8)
Benefit for income taxes								(78.4)

Loss before income taxes								(223.2)
Other income, including interest income								(3.5)
Gains on early extinguishments of debt								(33.2)
Interest expense, net of interest capitalized								473.4

Income/(loss) from operations	$112.7	$19.4	$33.7	$43.9	$39.1	$7.2	$(42.5)	213.5
Depreciation and amortization	58.3	42.6	18.7	12.4	19.9	7.3	17.8	177.0
Amortization of intangible assets	19.1	3.8	5.5	—	0.3	3.5	7.1	39.3
Write-downs, reserves, and project opening costs, net of recoveries	3.9	0.1	2.6	—	0.1	0.1	11.7	18.5
Acquisition and integration costs	0.3	—	—	—	—	—	2.3	2.6
(Income)/loss on interests in non-consolidated affiliates	(0.9)	0.6	(0.1)	—	—	—	0.1	(0.3)
Corporate expense	—	—	—	—	—	—	34.3	34.3

Property EBITDA	$193.4	$66.5	$60.4	$56.3	$59.4	$18.1	$30.8	$484.9

CAESARS ENTERTAINMENT CORPORATION SUPPLEMENTAL INFORMATION

RECONCILIATION OF NET LOSS ATTRIBUTABLE TO CAESARS ENTERTAINMENT CORPORATION TO ADJUSTED EBITDA AND LTM ADJUSTED EBITDA-PRO FORMA

(UNAUDITED)

Adjusted EBITDA is defined as earnings before interest expense, income taxes, and depreciation and amortization (“EBITDA”) further adjusted to exclude certain non-cash and other items required or permitted in calculating covenant compliance under the indenture governing CEOC’s secured credit facilities.

Last twelve months (“LTM”) Adjusted EBITDA-Pro Forma is defined as Adjusted EBITDA further adjusted to include pro forma adjustments related to properties and estimated cost savings yet-to-be-realized.

Adjusted EBITDA and LTM Adjusted EBITDA-Pro Forma are presented as supplemental measures of the Company’s performance and management believes that Adjusted EBITDA and LTM Adjusted EBITDA-Pro Forma provide investors with additional information and allow a better understanding of the results of operational activities separate from the financial impact of decisions made for the long-term benefit of the Company.

Because not all companies use identical calculations, the presentation of Adjusted EBITDA and LTM Adjusted EBITDA-Pro Forma may not be comparable to other similarly titled measures of other companies.

The following table reconciles net loss attributable to Caesars to Adjusted EBITDA for the quarters ended March 31, 2012 and 2011 and for the year ended December 31, 2011, and reconciles net loss attributable to Caesars to LTM Adjusted EBITDA-Pro Forma for the last twelve months ended March 31, 2012.

	(1)	(2)	(3)
(Dollars in millions)	Three Months Ended March 31, 2012	Three Months Ended March 31, 2011	Year Ended December 31, 2011	(1)-(2)+(3) LTM
Net loss attributable to Caesars	$(280.6)	$(147.5)	$(687.6)	$(820.7)
Interest expense, net of interest capitalized and interest income	554.9	469.6	2,097.8	2,183.1
Benefit for income taxes	(151.4)	(78.4)	(506.9)	(579.9)
Depreciation and amortization	234.6	219.2	881.3	896.7

EBITDA	357.5	462.9	1,784.6	1,679.2
Project opening costs, abandoned projects and development costs (a)	181.9	2.4	37.0	216.5
Acquisition and integration costs (b)	0.1	2.6	4.3	1.8
Gains on early extinguishments of debt (c)	(45.8)	(33.2)	(47.9)	(60.5)
Net (loss)/income attributable to non-controlling interests, net of (distributions) (d)	(2.0)	0.6	11.1	8.5
Impairment of goodwill and other non-amortizing intangible assets (e)	—	—	11.0	11.0
Non-cash expense for stock compensation benefits (f)	11.5	5.9	22.2	27.8
Adjustments for recoveries from insurance claims for flood losses(g)	(6.6)	—	6.6	—
Other items(h)	24.1	27.8	114.7	111.0

Adjusted EBITDA	$520.7	$469.0	$1,943.6	1,995.3

Pro forma adjustment for estimated cost savings yet-to-be-realized (i)				188.6

LTM Adjusted EBITDA-Pro Forma				$2,183.9

(a)

Amounts represent pre-opening costs incurred in connection with new property openings and expansion projects at existing properties, as well as any non-cash write-offs of abandoned development projects.

(b)	Amounts include certain one-time costs associated with development activities in Ohio and other markets which are infrequently occurring costs associated with acquisition initiatives.
(c)

Amounts represent the difference between the fair value of consideration paid and the book value, net of deferred financing costs, of debt retired through debt extinguishment transactions, which are capital structure-related, rather than operational-type costs.

(d)

Amounts represent minority owners’ share of income/(loss) from the Company’s majority-owned consolidated subsidiaries, net of cash distributions to minority owners, which is a non-cash item as it excludes any cash distributions.

(e)	Amounts represent non-cash charges to impair intangible assets primarily resulting from changes in the business outlook in light of the economic downturns in prior periods.
(f)	Amounts represent non-cash stock-based compensation expense related to stock options granted to the Company’s employees.
(g)	Amounts represent adjustments for insurance claims related to lost profits during the floods that occurred in 2011.
(h)

Amounts represent add-backs and deductions from EBITDA, whether permitted and/or required under the indentures governing CEOC’s existing notes and the credit agreement governing CEOC’s senior secured credit facilities, included in arriving at LTM Adjusted EBITDA-Pro Forma but not separately identified. Such add-backs and deductions include litigation awards and settlements, severance and relocation costs, permit remediation costs, gains and losses from disposals of assets, costs incurred in connection with implementing the Company’s efficiency and cost-saving programs, the Company’s insurance policy deductibles incurred as a result of catastrophic events such as floods and hurricanes, and non-cash equity in earnings of non-consolidated affiliates (net of distributions).

(i)

Amounts represent adjustments to reflect the impact of annualized run-rate cost savings and anticipated future cost savings to be realized from the Company’s announced Project Renewal and other profitability improvement programs.

The following tables present the Consolidated Summary of Operations and Supplemental Information for Caesars Entertainment Operating Company, Inc. (“CEOC”), a wholly owned subsidiary of Caesars Entertainment Corporation for the periods indicated.

CAESARS ENTERTAINMENT OPERATING COMPANY, INC.

CONSOLIDATED SUMMARY OF OPERATIONS

(UNAUDITED)

	Quarter Ended March 31,
(Dollars in millions)	2012	2011
Net revenues	$1,742.0	$1,708.1
Property operating expenses	(1,304.2)	(1,313.3)
Depreciation and amortization	(149.2)	(138.4)
Write-downs, reserves, and project opening costs, net of recoveries	(188.2)	(16.4)
Loss on interests in non-consolidated affiliates	(7.6)	(0.3)
Corporate expense	(44.3)	(27.2)
Acquisition and integration costs	—	(2.0)
Amortization of intangible assets	(24.1)	(24.4)

Income from operations	24.4	186.1
Interest expense, net of interest capitalized	(538.5)	(454.3)
Other income, including interest income	7.7	3.5

Loss before income taxes	(506.4)	(264.7)
Benefit for income taxes	176.8	94.0

Net loss	(329.6)	(170.7)
Less: net loss/(income) attributable to non-controlling interests	0.7	(2.7)

Net loss attributable to CEOC	$(328.9)	$(173.4)

CAESARS ENTERTAINMENT OPERATING COMPANY, INC.

SUPPLEMENTAL INFORMATION

RECONCILIATION OF NET LOSS ATTRIBUTABLE TO CAESARS ENTERTAINMENT

OPERATING COMPANY, INC. TO PROPERTY EBITDA

(UNAUDITED)

Property EBITDA is presented as a supplemental measure of CEOC’s performance. Property EBITDA is defined as revenues less property operating expenses and is comprised of net income/(loss) before (i) interest expense, net of interest capitalized and interest income, (ii) (benefit)/provision for income taxes, (iii) depreciation and amortization, (iv) corporate expenses, and (v) certain items that the Company does not consider indicative of CEOC’s ongoing operating performance at an operating property level. In evaluating Property EBITDA you should be aware that in the future, CEOC may incur expenses that are the same or similar to some of the adjustments in this presentation. The presentation of Property EBITDA should not be construed as an inference that CEOC’s future results will be unaffected by unusual or unexpected items.

Property EBITDA is a non-GAAP financial measure commonly used in the Company’s industry and should not be construed as an alternative to net income/(loss) as an indicator of operating performance or as an alternative to cash flow provided by operating activities as a measure of liquidity (as determined in accordance with GAAP). Property EBITDA may not be comparable to similarly titled measures reported by other companies within the industry. Property EBITDA is presented because management uses Property EBITDA to measure performance and allocate resources, and believes that Property EBITDA provides investors with additional information consistent with that used by management.

The following tables reconcile net loss attributable to CEOC to Property EBITDA for the periods indicated.

	Quarter Ended March 31, 2012
(Dollars in millions)	Las Vegas Region	Atlantic City Region	Louisiana/ Mississippi Region	Iowa/ Missouri Region	Illinois/ Indiana Region	Other Nevada Region	Managed, Int’l and Other	Total
Net loss attributable to CEOC								$(328.9)
Net loss attributable to non-controlling interests								(0.7)

Net loss								(329.6)
Benefit for income taxes								(176.8)

Loss before income taxes								(506.4)
Other income, including interest income								(7.7)
Interest expense, net of interest capitalized								538.5

Income/(loss) from operations	$64.9	$11.0	$(121.0)	$46.7	$38.2	$(1.8)	$(13.6)	24.4
Depreciation and amortization	44.7	31.9	18.7	12.0	18.9	5.4	17.6	149.2
Amortization of intangible assets	8.2	3.0	5.5	—	0.3	0.5	6.6	24.1
Write-downs, reserves, and project opening costs, net of recoveries	1.9	1.7	173.9	—	0.3	0.6	9.8	188.2
Loss/(income) on interests in non-consolidated affiliates	—	0.3	(0.1)	—	—	—	7.4	7.6
Corporate expense	—	—	—	—	—	—	44.3	44.3

Property EBITDA	$119.7	$47.8	$77.1	$58.7	$57.7	$4.7	$72.1	$437.8

CAESARS ENTERTAINMENT OPERATING COMPANY, INC.

SUPPLEMENTAL INFORMATION

RECONCILIATION OF NET LOSS ATTRIBUTABLE TO CAESARS ENTERTAINMENT

OPERATING COMPANY, INC. TO PROPERTY EBITDA

(UNAUDITED)

	Quarter Ended March 31, 2011
(Dollars in millions)	Las Vegas Region	Atlantic City Region	Louisiana/ Mississippi Region	Iowa/ Missouri Region	Illinois/ Indiana Region	Other Nevada Region	Managed, Int’l and Other	Total
Net loss attributable to CEOC								$(173.4)
Net income attributable to non-controlling interests								2.7

Net loss								(170.7)
Benefit for income taxes								(94.0)

Loss before income taxes								(264.7)
Other income, including interest income								(3.5)
Interest expense, net of interest capitalized								454.3

Income/(loss) from operations	$66.4	$8.6	$33.7	$43.9	$39.1	$2.2	$(7.8)	186.1
Depreciation and amortization	34.1	30.1	18.7	12.4	19.9	5.5	17.7	138.4
Amortization of intangible assets	8.2	2.7	5.5	—	0.3	0.5	7.2	24.4
Write-downs, reserves, and project opening costs, net of recoveries	1.6	0.1	2.6	—	0.1	0.1	11.9	16.4
Acquisition and integration costs	—	—	—	—	—	—	2.0	2.0
Loss/(income) on interests in non-consolidated affiliates	—	0.3	(0.1)	—	—	—	0.1	0.3
Corporate expense	—	—	—	—	—	—	27.2	27.2

Property EBITDA	$110.3	$41.8	$60.4	$56.3	$59.4	$8.3	$58.3	$394.8

CAESARS ENTERTAINMENT OPERATING COMPANY, INC.

SUPPLEMENTAL INFORMATION

RECONCILIATION OF NET LOSS ATTRIBUTABLE TO CAESARS ENTERTAINMENT

OPERATING COMPANY, INC.

TO ADJUSTED EBITDA, LTM ADJUSTED EBITDA-PRO FORMA AND

LTM ADJUSTED EBITDA-PRO FORMA - CEOC RESTRICTED

(UNAUDITED)

Adjusted EBITDA is defined as EBITDA further adjusted to exclude certain non-cash and other items required or permitted in calculating covenant compliance under the indenture governing CEOC’s the credit facility.

LTM Adjusted EBITDA-Pro Forma is defined as Adjusted EBITDA further adjusted to include pro forma adjustments related to properties and estimated cost savings yet-to-be-realized.

Adjusted EBITDA and LTM Adjusted EBITDA-Pro Forma are presented as supplemental measures of CEOC’s performance and management believes that Adjusted EBITDA and LTM Adjusted EBITDA-Pro Forma provide investors with additional information and allow a better understanding of the results of operational activities separate from the financial impact of decisions made for the long-term benefit of CEOC.

Adjusted EBITDA and LTM Adjusted EBITDA-Pro Forma include the results and adjustments of CEOC on a consolidated basis without the exclusion of CEOC’s unrestricted subsidiaries, and therefore, are different than the calculations used to determine compliance with debt covenants under the credit facility. The reconciliation of net loss attributable to CEOC to LTM Adjusted EBITDA-Pro Forma on the following page includes an additional calculation to exclude the results and adjustments of the unrestricted subsidiaries of CEOC resulting in an amount used to determine compliance with debt covenants (“LTM Adjusted EBITDA-Pro Forma - CEOC Restricted”).

Because not all companies use identical calculations, the presentation of CEOC’s Adjusted EBITDA, LTM Adjusted EBITDA-Pro Forma, and LTM Adjusted EBITDA-Pro Forma - CEOC Restricted may not be comparable to other similarly titled measures of other companies.

The following table reconciles net loss attributable to CEOC to Adjusted EBITDA for the quarters ended March 31, 2012 and 2011 and for the year ended December 31, 2011, and reconciles net loss attributable to CEOC to LTM Adjusted EBITDA-Pro Forma, and LTM Adjusted EBITDA-Pro Forma - CEOC Restricted for the last twelve months ended March 31, 2012.

	(1)	(2)	(3)
(Dollars in millions)	Three Months Ended March 31, 2012	Three Months Ended March 31, 2011	Year Ended December 31, 2011	(1)-(2)+(3) LTM
Net loss attributable to CEOC	$(328.9)	$(173.4)	$(779.4)	$(934.9)
Interest expense, net of capitalized interest and interest income	531.8	450.7	2,007.5	2,088.6
Benefit for income taxes	(176.8)	(94.0)	(533.5)	(616.3)
Depreciation and amortization	176.3	165.8	665.3	675.8

EBITDA	202.4	349.1	1,359.9	1,213.2
Project opening costs, abandoned projects and development costs (a)	181.9	2.4	36.4	215.9
Acquisition and integration costs (b)	—	2.0	3.5	1.5
Net (loss)/income attributable to non-controlling interests, net of (distributions) (c)	(2.2)	0.6	0.6	(2.2)
Impairment of goodwill and other non-amortizing intangible assets (d)	—	—	11.0	11.0
Non-cash expense for stock compensation benefits (e)	11.2	5.7	21.3	26.8
Adjustments for recoveries from insurance claims for flood losses(f)	(6.6)	—	6.6	—
Other items (g)	14.4	18.5	74.5	70.4

Adjusted EBITDA	$401.1	$378.3	$1,513.8	1,536.6

Pro forma adjustment for estimated cost savings yet-to-be- realized (h)				132.0

LTM Adjusted EBITDA-Pro Forma				1,668.6

EBITDA of CEOC’s unrestricted subsidiaries				(66.7)
Adjustments related to CEOC’s unrestricted subsidiaries				(8.6)
Pro forma adjustments related to CEOC’s unrestricted subsidiaries				(5.7)

LTM Adjusted EBITDA-Pro Forma - CEOC Restricted				$1,587.6

(a)

Amounts represent pre-opening costs incurred in connection with new property openings and expansion projects at existing properties, as well as any non-cash write-offs of abandoned development projects.

(b)	Amounts include certain one-time costs associated with development activities in Ohio and other markets, which are infrequently occurring costs associated with acquisition initiatives.
(c)

Amounts represent minority owners’ share of income/(loss) from CEOC’s majority-owned consolidated subsidiaries, net of cash distributions to minority owners, which is a non-cash item as it excludes any cash distributions.

(d)	Amounts represent non-cash charges to impair intangible assets primarily resulting from changes in the business outlook in light of the economic downturns in prior periods.
(e)	Amounts represent non-cash stock-based compensation expense related to stock options granted to CEOC’s employees.
(f)	Amounts represent adjustments for insurance claims related to lost profits during the floods that occurred in 2011.
(g)

Amounts represent add-backs and deductions from EBITDA, whether permitted and/or required under the indentures governing CEOC’s existing notes and the credit agreement governing CEOC’s senior secured credit facilities, included in arriving at LTM Adjusted EBITDA-Pro Forma - CEOC Restricted but not separately identified. Such add-backs and deductions include litigation awards and settlements, severance and relocation costs, permit remediation costs, gains and losses from disposals of assets, costs incurred in connection with implementing the Company’s efficiency and cost-saving programs, CEOC’s insurance policy deductibles incurred as a result of catastrophic events such as floods and hurricanes, and non-cash equity in earnings of non-consolidated affiliates (net of distributions).

(h)

Amounts represent adjustments of CEOC to reflect the impact of annualized run-rate cost savings and anticipated future cost savings to be realized from the Company’s announced Project Renewal and other profitability improvement programs.